                                                                     Exhibit 4.3



                        AMENDMENT NO. 1 TO THE INDENTURE

         This Amendment No. 1 to the Indenture (the "Amendment") is dated as of April 15, 1998, among American Architectural Products Corporation, a Delaware corporation (the "Company"), each of Eagle & Taylor Company, Forte, Inc., Western Insulated Glass, Co., Thermetic Glass, Inc., Binnings Building Products, Inc. (successor by merger to BBPI Acquisition Corporation), Danvid Window Company (f/k/a DCI/DWC Acquisition Corporation), American Glassmith Acquisition Corporation and Modern Window Acquisition Corporation, as Subsidiary Guarantors and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "Trustee"). Each defined term used herein shall have the meaning assigned to it in the Indenture (hereinafter defined), unless the context hereof otherwise requires or provides.

                                    RECITALS

         1. As of December 10, 1997, the Company, the Subsidiary Guarantors and the Trustee executed an Indenture (the "Indenture") providing for the issuance of $125,000,000 of the Company's 11 3/4% Senior Notes due 2007 (the "Notes").

         2. Section 1.01 of the Indenture erroneously defines "Secured Indebtedness" as "any Indebtedness of a Subsidiary Guarantor secured by a Lien." The Prospectus delivered to the Noteholders correctly defines "Secured Indebtedness" as "any indebtedness of the Company or of a Subsidiary Guarantor secured by a Lien."

         3. Section 1.01 of the Indenture also erroneously refers to Subordinated PIK Debentures, which were not offered to the Noteholders, in the definition of "Issue Date."

         3. Section 9.01(a)(i) of the Indenture permits the Indenture to be amended to cure any ambiguity, omission, defect or inconsistency without the consent of any Noteholder, provided that such amendment does not adversely affect the rights of any Noteholder in any respect.

         4. The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Noteholders:

                                    AMENDMENT

         Section 1.01 DEFINITIONS. The definition of "Secured Indebtedness" and of "Issue Date" in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

         "Secured Indebteness" means any Indebtedness of the Company or of a Subsidiary Guarantor secured by a Lien.

         "Issue Date" means the dated on which the Notes are originally issued.

         Section 1.02 FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent

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                                                               Exhibit 4.3
and purpose of this Amendment.

         Section 1.03 TRUST INDENTURE ACT CONTROLS. If any provision of this Amendment limits, qualifies or conflicts with another provision hereof that is required to be included in this Amendment by the TIA, the required provision shall control.

         Section 1.04 COUNTERPART ORIGINALS. This Amendment may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

         Section 1.04 HEADINGS. Headings of the Sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part of this Amendment, and shall in no way modify or restrict any of the terms of provisions hereof.

         Section 1.05 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 1.06 SUCCESSORS. All agreements of the Company, the Subsidiary Guarantors and the Trustee in this Amendment shall bind their successors.

         Section 1.07 SEVERABILITY. In case any provision of this Amendment shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.08 INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except to the extent amended hereby or in connection herewith, all terms, provisions and conditions of the Indenture, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms. Except as specifically modified herein, the Indenture remains unchanged and in full force and effect.

         Section 1.09 NO THIRD PARTY BENEFITS. Nothing in this Amendment, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Noteholders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

         Section 1.10 THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Amendment, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.


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                                                                Exhibit 4.3

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                   American Architectural Products Corporation



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           President


                                   Eagle & Taylor Company



                                   By: /s/ Joseph Dominijanni
                                       -----------------------------------
                                           Joseph Dominijanni
                                           Vice President


                                   Forte, Inc.



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           President


                                   Western Insulated Glass, Co.



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           Chief Executive Officer


                                   Thermetic Glass, Inc.



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           President

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                                                        Exhibit 4.3

                                   Binnings Building Products, Inc.



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           President


                                   Danvid Window Company



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           President


                                   American Glassmith Acquisition Corporation



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           President


                                   Modern Window Acquisition Corporation



                                   By: /s/ Frank J. Amedia
                                       -----------------------------------
                                           Frank J. Amedia
                                           President


                                   United States Trust Company of New York



                                   By: /s/ Cynthia Chaney
                                       -----------------------------------
                                           Cynthia Chaney
                                           Assistant Vice President